Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Strong First-Quarter 2018 Earnings

Year-over-year earnings per share growth of 13% and loan growth of 13%

DEFIANCE, Ohio, April 19, 2018 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking and wealth management, today reported earnings for the first-quarter ended March 31, 2018.

First-quarter 2018 highlights over prior-year first quarter include:

●	Total assets increased to $925.6 million, up $78.8 million or 9.3 percent
●	Net income of $2.5 million, an increase of 23.1 percent
●	Operating revenue of $11.9 million, up $1.6 million or 15.9 percent
●	Return on average assets of 1.08 percent, up 12 basis points or 12.5 percent
●	Diluted earnings per share (EPS) of $0.35, an increase of $0.04 per share, or 12.9 percent

First-quarter 2018 trailing twelve-month highlights include:

●	Loan growth of $80.5 million, or 12.8 percent
●	Deposit growth of $35.9 million, or 5.0 percent
●	Mortgage origination volume of $58.5 million, an increase of 3.2 percent, or $1.8 million; servicing portfolio of $1.00 billion, up 9.5 percent, or $0.09 billion

Highlights	Three Months Ended
($000’s except ratios and share data)	Mar. 2018	Mar. 2017	% Change
Operating revenue	$11,943	$10,308	15.9%
Interest income	8,851	7,414	19.4
Interest expense	1,151	908	26.8
Net interest income	7,700	6,506	18.4
Noninterest income	4,243	3,802	11.6
Noninterest expense	8,627	7,382	16.9
Net income	2,453	1,993	23.1
Earnings per diluted share	0.35	0.31	12.9
Net interest margin (FTE)	3.86%	3.59%	7.5
Return on average assets	1.08%	0.96%	12.5
Return on average equity	9.03%	9.13%	(1.1)

“SB Financial Group’s first-quarter diluted EPS was up 13 percent compared to the prior-year quarter. The quarter included not only the impact of the 2017 tax cuts but also the increased number of shares as a result of our capital raise that we completed in February,” said Mark A. Klein, Chairman, President and CEO of SB Financial. Operating results included a strong SBA quarter, 13 percent year-over-year loan growth and improved asset quality metrics.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, consisting of net interest income and noninterest income, was up 15.9 percent from the first quarter of 2017, and up 1.7 percent from the linked quarter.

●	Net interest income was up 18.3 percent from the year-ago quarter, and up 0.6 percent from the linked quarter.
●	Net interest margin (FTE) was up 27 basis points from the year-ago quarter, but down 10 basis points from the linked quarter. The year-over-year increase was due to higher loan volume, and higher earning asset yields.
●	Noninterest income was up 11.6 percent from the year-ago quarter, and up 3.7 percent from the linked quarter.

Mortgage Loan Business

Mortgage loan originations for the first quarter of 2018 were $58.5 million, up $1.8 million, or 3.2 percent, from the year-ago quarter. Total sales of originated loans were $40.6 million, down $9.9 million, or 19.6 percent from the year-ago quarter.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.6 million for the first quarter of 2018, compared to $1.6 million for the year-ago quarter. The mortgage servicing valuation adjustment for the first quarter 2018 was a positive $0.09 million, compared to a positive adjustment of $0.03 million for the first quarter of 2017. The aggregate servicing valuation impairment ended the quarter at $0.2 million. The mortgage servicing portfolio at March 31, 2018, was $1.00 billion, up $0.09 billion, or 9.5 percent, from $0.92 billion at March 31, 2017.

Mr. Klein noted, “We continue to see the mortgage origination business constrained by limited housing inventory in all of our markets. We are encouraged, however, by the significant increase in our pipeline late in the quarter.”

Mortgage Banking ($000’s)
	Mar. 2018	Dec. 2017	Sep. 2017	Jun. 2017	Mar. 2017
Mortgage originations	$58,485	$72,102	$89,217	$97,804	$56,667
Mortgage sales	40,589	53,825	76,919	80,038	50,473
Mortgage servicing portfolio	1,004,728	994,915	979,251	952,364	917,435
Mortgage servicing rights	10,195	9,907	9,560	9,217	8,727

Mortgage servicing revenue:
Loan servicing fees	625	617	605	583	566
OMSR amortization	(246)	(269)	(343)	(303)	(218)
Net administrative fees	379	348	262	280	348
OMSR valuation adjustment	92	117	(35)	(39)	35
Net loan servicing fees	471	465	227	241	383
Gain on sale of mortgages	1,100	1,608	2,211	2,063	1,250
Mortgage banking revenue, net	$1,571	$2,073	$2,438	$2,304	$1,633

Noninterest Income and Noninterest Expense

SB Financial’s noninterest income includes revenue from a diverse group of services, such as wealth management, deposit fees, residential loan sales and the sale of Small Business Administration loans (SBA). SBA activity for the quarter was significant, with total loan volume of $10.6 million and gains of $0.6 million. Wealth management assets under the Company’s care stood at $411.7 million as of March 31, 2018. For the first quarter of 2018, noninterest income as a percentage of total revenue was 35.5 percent. The recapture of mortgage servicing rights positively impacted the quarter by $0.09 million. The Company completed the sale of our item processing division, DCM, in the quarter, resulting in total revenue of $0.4 million, slightly above the prior year.

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For the first quarter of 2018, noninterest expense (NIE) of $8.6 million, was up $1.2 million, or 16.9 percent, compared to the same quarter last year. In the quarter, we had higher commission for SBA sales, (of $0.1 million) expenses related to the sale of DCM (of $0.2 million) and several of the previously announced tax initiatives (of $0.2 million). Compared to the linked quarter, NIE was up $0.5 million, or 6.4 percent.

Mr. Klein stated, “We sold several large SBA credits in the quarter that had been in process for some time, this resulted in our largest SBA production quarter since we expanded this business line in 2014. The sale of DCM, while immaterial to our results, allows our team to focus on our core banking competencies. Expenses were also higher but we were proud to share some of our tax savings with our staff and communities.”

Noninterest Income / Noninterest Expense ($000’s)
	Mar. 2018	Dec. 2017	Sep. 2017	Jun. 2017	Mar. 2017
Noninterest Income (NII)	$4,243	$4,092	$4,861	$4,462	$3,802
NII / Total Revenue	35.5%	34.8%	40.1%	39.1%	36.9%
NII / Average Assets	1.9%	1.9%	2.3%	2.1%	1.8%

Noninterest Expense (NIE)	$8,627	$8,106	$8,284	$7,806	$7,382
Efficiency Ratio	72.2%	69.0%	68.3%	68.3%	71.6%
NIE / Average Assets	3.8%	3.7%	3.9%	3.7%	3.6%
Net Noninterest Expense	(1.9)	(1.8)	(1.6)	(1.6)	(1.7)

Balance Sheet

Total assets as of March 31, 2018, were $925.6 million, up $78.8 million, or 9.3 percent, from a year ago. Total equity as of March 31, 2018, was $122.9 million, up 39.7 percent, from a year ago, and accounted for 13.3 percent of total assets. Both the equity and total assets reflect the $30 million common capital raise completed in the quarter.

Total loans held for investment were $707.2 million at March 31, 2018, up $80.5 million, or 12.8 percent, from March 31, 2017. Commercial real estate loans were up $55.6 million, or 19.7 percent, and accounted for the majority of the total loan growth, while residential real estate also rose $15.1 million or 11.0 percent.

The investment portfolio of $95.7 million, including Federal Reserve Bank and Federal Home Loan Bank stock, represented 10.3 percent of assets at March 31, 2018, and was down 14.3 percent from the year-ago period. Deposit balances of $748.8 million at March 31, 2018, increased by $35.9 million, or 5.0 percent, since March 31, 2017. Growth from the prior year included $12.8 million in checking and $23.1 million in savings and time deposit balances.

“Along with the $11 million in SBA production, we had additional balance sheet loan growth in the quarter of $11 million. Our $30 million increase in capital reflected the very positive response we experienced from our capital raise in February. Additionally, we continued to improve asset quality in the quarter, with net charge offs at just 1 basis point and nonperforming assets at 38 basis points.”

Loan Portfolio ($000’s)	Mar. 2018	Dec. 2017	Sep. 2017	Jun. 2017	Mar. 2017	Variance YOY
Commercial	$107,579	$102,041	$104,723	$107,319	$102,392	$5,187
% of Total	15.2%	14.6%	15.5%	16.5%	16.4%	5.1%
Commercial RE	338,586	332,154	319,764	296,116	282,951	55,635
% of Total	47.9%	47.7%	47.4%	45.4%	45.1%	19.7%
Agriculture	50,266	51,947	51,140	52,107	47,580	2,686
% of Total	7.1%	7.5%	7.8%	8.0%	7.6%	5.6%
Residential RE	151,820	150,854	141,296	137,214	136,762	15,058
% of Total	21.5%	21.7%	20.9%	21.1%	21.8%	11.0%
Consumer & Other	58,956	59,619	58,152	58,833	57,037	1,919
% of Total	8.3%	8.6%	8.6%	9.0%	9.1%	3.4%

Total Loans	$707,207	$696,615	$675,075	$651,589	$626,722	$80,485
Total Growth Percentage						12.8%

3

Deposit Bal. ($000’s)	Mar. 2018	Dec. 2017	Sep. 2017	Jun. 2017	Mar. 2017	Variance YOY
Non-Int DDA	$132,919	$135,592	$124,840	$124,213	$124,664	$8,255
% of Total	17.8%	18.6%	17.4%	17.6%	17.5%	6.6%
Interest DDA	137,893	131,079	130,513	127,409	133,388	4,511
% of Total	18.4%	18.0%	18.2%	18.0%	18.7%	3.4%
Savings	116,820	103,267	103,530	104,720	103,901	12,919
% of Total	15.6%	14.2%	14.4%	14.8%	14.6%	12.4%
Money Market	143,679	141,844	140,647	130,987	138,915	4,764
% of Total	19.2%	19.4%	19.6%	18.5%	19.5%	3.4%
Certificates	217,484	217,818	217,277	220,004	212,047	5,437
% of Total	29.0%	29.9%	30.3%	31.1%	29.7%	2.6%

Total Deposits	$748,795	$729,600	$716,807	$707,333	$712,915	$35,880
Total Growth Percentage						5.0%

Asset Quality

SB Financial maintained its high-performing peer asset quality level during the quarter, reporting nonperforming assets of $3.5 million as of March 31, 2018, down $1.2 million, or 25.6 percent, from the year-ago quarter. SB Financial’s nonperforming assets to total assets ratio of 0.38 percent is in the top quartile of its 65-bank peer group. The coverage of problem loans by the loan loss allowance was at 239 percent at March 31, 2018, up from 204 percent at March 31, 2017.

Summary of Nonperforming Assets ($000’s)

Nonperforming Category	Mar. 2018	Dec. 2017	Sep. 2017	Jun. 2017	Mar. 2017	Variance YOY
Commercial & Agriculture	$35	$121	$125	$132	$187	($152)
% of Total Com./Ag. loans	0.02%	0.08%	0.08%	0.08%	0.13%	(81.3%)
Commercial RE	487	1,322	1,029	1,049	939	(452)
% of Total CRE loans	0.14%	0.40%	0.32%	0.35%	0.33%	(48.1%)
Residential RE	1,714	1,123	1,074	1,115	1,126	588
% of Total Res. RE loans	1.13%	0.74%	0.76%	0.81%	0.82%	52.2%
Consumer & Other	85	138	153	154	130	(45)
% of Total Con./Oth. loans	0.14%	0.23%	0.26%	0.26%	0.23%	(34.6%)
Total Nonaccruing Loans	2,321	2,704	2,381	2,450	2,382	(61)
% of Total loans	0.33%	0.39%	0.35%	0.38%	0.38%	(2.56%)
Accruing Restructured Loans	1,115	1,129	1,258	1,366	1,383

Total Nonaccruing & Restructured Loans	$3,436	$3,833	$3,639	$3,816	$3,765	$(329)
% of Total loans	0.49%	0.55%	0.54%	0.59%	0.60%	(8.7%)
Foreclosed Assets	70	26	94	94	950

Total Nonperforming Assets	$3,506	$3,859	$3,733	$3,910	$4,715	$(1,209)
% of Total assets	0.38%	0.44%	0.43%	0.46%	0.56%	(25.6%)

Webcast and Conference Call

The Company will hold a related conference call and webcast on April 20, 2018, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at http://www.yoursbfinancial.com/investorrelations.html. An audio replay of the call will be available on the SB Financial website.

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About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 20 banking centers; 19 in nine Ohio counties and one center in Fort Wayne, Indiana, and 25 full-service ATMs. The Company has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2017, SB Financial was ranked #145 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that including certain non-GAAP financial measures will provide investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

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5

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in Thousands)	2018	2017	2017	2017	2017

ASSETS
Cash and due from banks	$48,329	26,616	28,258	21,385	45,740

Securities available for sale, at fair value	91,987	82,790	85,304	103,347	107,937
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748
Total investment securities	95,735	86,538	89,052	107,095	111,685

Loans held for sale	8,893	3,940	7,663	9,437	5,104

Loans, net of unearned income	707,207	696,615	675,075	651,589	626,722
Allowance for loan losses	(8,219)	(7,930)	(7,760)	(7,825)	(7,679)
Net loans	698,988	688,685	667,315	643,764	619,043

Premises, equipment and software, net	21,776	21,277	21,271	20,740	19,909
Cash surrender value of life insurance	16,567	16,479	13,692	13,859	13,791
Goodwill & other intangibles	16,409	16,411	16,414	16,417	16,419
Foreclosed assets held for sale, net	70	26	94	94	950
Mortgage servicing rights	10,196	9,907	9,560	9,217	8,727
Accrued interest receivable	1,925	1,825	1,880	1,411	1,462
Other assets	6,753	4,923	5,263	4,249	4,018
Total assets	$925,641	876,627	860,462	847,668	846,848

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$132,919	135,592	124,840	124,213	124,664
Interest bearing demand	137,893	131,079	130,513	127,409	133,388
Savings deposits	116,820	103,267	103,530	104,720	103,901
Money market deposits	143,679	141,844	140,647	130,987	138,915
Time deposits	217,484	217,818	217,277	220,004	212,047
Total deposits	748,795	729,600	716,807	707,333	712,915

Advances from Federal Home Loan Bank	18,500	18,500	20,500	20,500	15,500
Repurchase agreements	14,505	15,082	11,343	11,175	11,796
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Accrued interest payable	633	592	611	563	450
Other liabilities	9,999	8,543	9,982	8,756	7,849
Total liabilities	802,742	782,627	769,553	758,637	758,820

Equity
Preferred shares	13,983	13,983	13,983	13,983	13,983
Common shares	40,481	12,569	12,569	12,569	12,569
Additional paid-in capital	15,189	15,405	15,335	15,260	15,224
Retained earnings	57,162	55,439	51,991	49,851	48,118
Accumulated other comprehensive income (loss)	(941)	(141)	335	340	136
Treasury shares	(2,975)	(3,255)	(3,304)	(2,972)	(2,002)
Total equity	122,899	94,000	90,909	89,031	88,028

Total liabilities and equity	$925,641	876,627	860,462	847,668	846,848

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SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands - except share data)	At and for the Three Months Ended					Six Months Ended
	March	December	September	June	March	June	June
	2018	2017	2017	2017	2017	2018	2017
Interest income
Loans
Taxable	$8,140	8,096	7,653	7,243	6,800	29,792	14,043
Nontaxable	21	23	21	21	20	85	41
Securities
Taxable	573	514	532	569	461	2,076	1,030
Nontaxable	117	129	132	133	133	527	266
Total interest income	8,851	8,762	8,338	7,966	7,414	32,480	15,380

Interest expense
Deposits	975	938	907	863	748	3,456	1,611
Repurchase Agreements & Other	10	2	4	6	4	16	10
Federal Home Loan Bank advances	79	85	86	63	86	320	149
Trust preferred securities	87	83	78	71	70	302	141
Total interest expense	1,151	1,108	1,075	1,003	908	4,094	1,911

Net interest income	7,700	7,654	7,263	6,963	6,506	28,386	13,469

Provision for loan losses	300	200	-	200	-	400	200

Net interest income after provision for loan losses	7,400	7,454	7,263	6,763	6,506	27,986	13,269

Noninterest income
Wealth Management Fees	739	718	688	704	667	2,777	1,371
Customer service fees	644	690	674	667	640	2,671	1,307
Gain on sale of mtg. loans & OMSR's	1,100	1,608	2,211	2,063	1,250	7,132	3,313
Mortgage loan servicing fees, net	471	465	227	241	383	1,316	624
Gain on sale of non-mortgage loans	660	179	294	369	430	1,272	799
Data service fees	-	179	182	184	193	738	377
Net gain on sales of securities	-	-	119	-	-	119	-
Gain/(loss) on sale/disposal of assets	(39)	(4)	8	-	2	6	10
Other income	668	257	458	234	237	1,186	463
Total non-interest income	4,243	4,092	4,861	4,462	3,802	17,217	8,264

Noninterest expense
Salaries and employee benefits	4,939	4,749	4,844	4,667	4,386	18,646	9,053
Net occupancy expense	649	582	566	552	560	2,260	1,112
Equipment expense	829	748	688	683	641	2,760	1,324
Data processing fees	438	363	429	396	370	1,558	766
Professional fees	419	492	502	417	363	1,774	780
Marketing expense	221	153	180	206	195	734	401
Telephone and communication	122	113	120	113	116	462	229
Postage and delivery expense	74	118	103	59	174	454	233
State, local and other taxes	186	164	198	170	167	699	337
Employee expense	166	227	242	183	145	797	328
Other expenses	584	397	412	360	265	1,434	625
Total non-interest expense	8,627	8,106	8,284	7,806	7,382	31,578	15,188

Income before income tax expense	3,016	3,440	3,840	3,419	2,926	13,625	6,345
Income tax expense (benefit)	563	(592)	1,117	1,102	933	2,560	2,035

Net income	$2,453	4,032	2,723	2,317	1,993	11,065	4,310

Preferred Share Dividends	244	244	244	244	244	975	488

Net income available to common shares	2,209	3,788	2,479	2,073	1,749	10,090	3,822

Common share data:
Basic earnings per common share	$0.40	0.79	0.52	0.43	0.36	1.71	0.79
Diluted earnings per common share	$0.35	0.64	0.43	0.37	0.31	1.48	0.68

Average shares outstanding ($ in thousands):
Basic:	5,519	4,790	4,797	4,827	4,855	5,924	4,839
Diluted:	7,055	6,329	6,326	6,351	6,387	7,474	6,366

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SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	At and for the Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2018	2017	2017	2017	2017

Net interest income	$7,700	7,654	7,263	6,963	6,506
Tax-equivalent adjustment	$37	78	79	79	79
Tax-equivalent net interest income	$7,737	7,732	7,342	7,042	6,585
Provision for loan loss	$300	200	-	200	-
Noninterest income	$4,243	4,092	4,861	4,462	3,802
Total operating revenue	$11,943	11,746	12,124	11,425	10,308
Noninterest expense	$8,627	8,106	8,284	7,806	7,382
Pre-tax pre-provision income	$3,316	3,640	3,840	3,619	2,926
Pretax income	$3,016	3,440	3,840	3,419	2,926
Net income	$2,453	4,032	2,723	2,317	1,993
Income available to common shareholders	$2,209	3,788	2,479	2,073	1,749

PER SHARE INFORMATION:
Basic earnings per share	$0.40	0.79	0.52	0.43	0.36
Diluted earnings per share	$0.35	0.64	0.43	0.37	0.31
Common dividends	$0.075	0.075	0.070	0.070	0.065
Book value per common share	$15.46	15.03	14.55	14.21	13.92
Tangible book value per common share	$14.27	13.27	12.64	12.20	11.83
Market price per common share	$18.51	18.49	17.16	16.88	16.72
Market price per preferred share	$18.20	17.90	16.45	16.89	16.85
Market price to tangible book value	129.7%	139.3%	135.8%	138.4%	141.4%

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.08%	1.83%	1.27%	1.09%	0.96%
Pre-tax pre-provision ROAA	1.46%	1.65%	1.79%	1.70%	1.41%
Return on average equity	9.03%	17.52%	12.11%	10.45%	9.13%
Return on average tangible equity	12.54%	26.16%	18.28%	15.91%	14.00%
Efficiency ratio	72.22%	68.99%	68.30%	68.30%	71.59%
Earning asset yield	4.41%	4.52%	4.36%	4.26%	4.08%
Cost of interest bearing liabilities	0.71%	0.69%	0.68%	0.64%	0.60%
Net interest margin	3.84%	3.92%	3.77%	3.69%	3.55%
Tax equivalent effect	0.02%	0.04%	0.04%	0.04%	0.04%
Net interest margin, tax equivalent	3.86%	3.96%	3.81%	3.73%	3.59%
Non interest income/Average assets	1.87%	1.86%	2.27%	2.09%	1.84%
Non interest expense/Average assets	3.81%	3.68%	3.87%	3.66%	3.57%
Net noninterest expense/Average assets	1.93%	1.82%	1.60%	1.57%	1.73%

ASSET QUALITY RATIOS:
Gross charge-offs	$19	36	75	69	51
Recoveries	$9	5	10	15	5
Net charge-offs	$10	31	65	54	46
Nonaccruing loans/ Total loans	0.33%	0.39%	0.35%	0.38%	0.38%
Nonperforming loans/ Total loans	0.49%	0.55%	0.54%	0.59%	0.60%
Nonperforming assets/ Loans & OREO	0.50%	0.55%	0.55%	0.60%	0.75%
Nonperforming assets/ Total assets	0.38%	0.44%	0.43%	0.46%	0.56%
Allowance for loan loss/ Nonperforming loans	239.20%	206.89%	213.25%	205.06%	203.96%
Allowance for loan loss/ Total loans	1.16%	1.14%	1.15%	1.20%	1.23%
Net loan charge-offs/ Average loans (ann.)	0.01%	0.02%	0.04%	0.03%	0.03%
Loan loss provision/ Net charge-offs	3000.00%	645.16%	0.00%	370.37%	0.00%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	94.45%	95.48%	94.18%	92.12%	87.91%
Equity/ Assets	13.28%	10.72%	10.57%	10.50%	10.39%
Tangible equity/ Tangible assets	10.17%	7.39%	7.17%	7.05%	6.94%
Tangible equity adjusted for conversion	11.71%	9.02%	8.83%	8.74%	8.62%

END OF PERIOD BALANCES
Total assets	$925,641	876,627	860,462	847,668	846,848
Total loans	$707,207	696,615	675,075	651,589	626,722
Deposits	$748,795	729,600	716,807	707,333	712,915
Stockholders equity	$122,899	94,000	90,909	89,031	88,028
Goodwill & intangibles	$16,409	16,411	16,414	16,417	16,419
Preferred equity	$13,983	13,983	13,983	13,983	13,983
Tangible equity	$92,507	63,606	60,512	58,631	57,626
Mortgage servicing portfolio	$1,004,728	994,915	979,251	952,364	917,435
Wealth/Brokerage assets under care	$411,654	437,034	429,777	407,268	404,290
Total assets under care	$2,342,023	2,308,576	2,269,490	2,207,300	2,168,573
Full-time equivalent employees	240	240	237	237	231
Period end basic shares outstanding	6,483	4,793	4,788	4,807	4,873
Period end outstanding (Series A Converted)	1,465	1,463	1,461	1,459	1,452

AVERAGE BALANCES
Total assets	$906,281	880,446	857,147	852,526	827,514
Total earning assets	$802,358	781,795	771,722	754,736	734,378
Total loans	$711,733	691,929	667,943	644,658	637,490
Deposits	$738,867	731,992	712,614	717,472	683,639
Stockholders equity	$108,662	92,036	89,974	88,637	87,344
Intangibles	$16,410	16,412	16,415	16,418	16,421
Preferred equity	$13,983	13,983	13,983	13,983	13,983
Tangible equity	$78,269	61,641	59,576	58,236	56,940
Average basic shares outstanding	5,519	4,790	4,797	4,827	4,855
Average diluted shares outstanding	7,055	6,329	6,326	6,351	6,387

8

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

At and for the Three Months Ended March 31, 2018 and 2017

($ in Thousands)	Three Months Ended Mar. 31, 2018			Three Months Ended Mar. 31, 2017
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate
Taxable securities	$77,802	573	2.95%	$82,727	461	2.23%
Nontaxable securities	12,823	117	3.65%	14,161	133	3.76%
Loans, net	711,733	8,161	4.59%	637,490	6,820	4.28%
Total earning assets	802,358	8,851	4.41%	734,378	7,414	4.04%

Cash and due from banks	38,145			35,827
Allowance for loan losses	(8,043)			(7,800)
Premises and equipment	21,307			20,594
Other assets	52,514			44,515
Total assets	$906,281			$827,514

Liabilities
Savings and interest bearing demand	$389,809	256	0.26%	$358,542	172	0.19%
Time deposits	214,645	719	1.34%	203,113	576	1.13%
Repurchase agreements & Other	18,124	10	0.22%	13,801	4	0.12%
Advances from Federal Home Loan Bank	18,500	79	1.71%	22,972	86	1.50%
Trust preferred securities	10,310	87	3.38%	10,310	70	2.72%
Total interest bearing liabilities	651,388	1,151	0.71%	608,738	908	0.60%
Non interest bearing demand	134,413	-		121,984	-
Total funding	785,801		0.59%	730,722		0.50%
Other liabilities	11,818			9,448
Total liabilities	797,619			740,170
Equity	108,662			87,344
Total liabilities and equity	$906,281			$827,514
Net interest income		$7,700			$6,506
Net interest income as a percent of average interest-earning assets - GAAP measure			3.84%			3.54%
Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.86%			3.59%

9